Exhibit 4.26
Attachment One of Business Option Agreement — Power of Attorney
Power of Attorney
Xingye Zeng, the undersigned, hereby agrees to grant the authority in connection with its owned shareholder’s right arising from the 2% of the equity interest of Ku6 (Beijing) Cultural Media Co., Ltd. (hereinafter referred to as the Company) to WeiMoSanYi (Tianjin) Technology Co., Ltd. (hereinafter referred to as the Proxy). The undersigned hereby irrevocably authorize the Proxy to exercise the following rights in the effective term hereof:
The undersigned hereby constitutes and appoints the Proxy, with full power and authority, to act on behalf of the undersigned as the shareholder of the Company holding 2% of the equity interest, perform all the shareholder’s rights in accordance with the provisions of laws and articles of association, including without limitation proposing for holding general meeting of stockholders, accepting any notice relevant to hold general meeting of stockholders and standing orders, participating the general meeting of stockholders and performing all the rights to vote as the shareholder holding 2% of the equity interest (including as the authorized representative in the general meeting of stockholders to appoint the Company’s directors, general managers, financial controllers and other senior operating personnel, and to decide matters of distributing bonus), selling or transferring the 2% of equity interest of the Company.
The Proxy is authorized to designate its appointed director in the board of directors (or executive director) to exercise the authorized rights hereunder.
The undersigned hereby confirms that the undersigned is bound by any actions or nonfeasance taken by the Proxy in the effective term hereof. The undersigned shall not raise objections to the above actions, nonfeasance or decisions in any forms, and shall be liable for all the legal responsibilities arising therefrom.
Unless the Business Operation Agreement executed by and among the Company, the Proxy, Shanyou Li and the undersigned hereof is terminated in advance due to any reasons, the effective term hereof shall remain effective for a term of twenty (20) years, commencing from execution date hereof. Where the term expires and the Proxy requests, the undersigned shall extend the term hereof without any conditions responding to the Proxy’s request.
Where it is necessary for the undersigned to sign any documents to perform, execute or perform the above actions, nonfeasance or decisions due to any reasons, the undersigned will sign the relevant documents in accordance with the Proxy’s instructions.
Proxy: Xingye Zeng
Signature:
Date: May 27th, 2010